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                                                                      EXHIBIT 23

[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



August 14, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 14, 2001 on our review of interim financial information of The Meadowbrook Insurance Group, Inc. and Subsidiaries (the "Company") as of and for the period ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated March 27, 1997, October 28, 1997, April 9, 1998 and June 4, 1998.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP